UNITED STATES DISTRICT COURT
                       FOR THE DISTRICT OF COLUMBIA


UNITED STATES OF AMERICA,     )
                              )
          Plaintiff,          )
                              )         Civic Action No. 82-0192
     v.                       )                   (HHG)
                              )
WESTERN ELECTRIC COMPANY,     )
  INC., et al.,               )

          Defendants.


                                  OPINION

     Before the Court are a number of motions generated by the

announcement of the proposed merger of AT&T and McCaw Cellular

Communications ("McCaw"), the nation's largest single provider of cellular telephone service.(1)  Although the various motions

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     (1)  The instant motions have arrived in four waves.
Initially, BellSouth Corporation ("BellSouth") filed a motion requesting a declaratory ruling that the proposed merger would violate Section I(D) of the decree entered in this case. See United States v. American Telephone and Telegraph Co., 552 F. Supp. 131 (D.D.C. 1982), aff'd sub nom, Maryland v. United States, 460 U.S. 1001 (1983). The motion also argued that any waiver request from AT&T should only be considered in conjunction with a request filed by the Regional Companies for generic wireless relief, currently pending before the Department of Justice (the "Department"). Responses were received from various parties, including the Department and AT&T.

     Apparently sensing the need to expand the scope of the issues presented in the first set of motions, AT&T initiated a new round of filings with its request for an expedited ruling that Section I(D) is inapplicable to the proposed merger or, in the alternative, for an expedited waiver of any violation of the decree resulting from the merger. Responses were again received.

attempt to frame the issues requiring resolution in slightly different terms and raise a number of peripheral issues, at

bottom only two questions need be answered: (l) would the

proposed merger violate Section I(D) of the decree and (2) if so,

should the Court grant a modification or waiver of that section?

                                     I

     At the time the Federal Communications Commission ("FCC")

initially began cellular licensing, prior to the AT&T

divestiture, two licenses were awarded in each Metropolitan

Statistical Area ("MSA") and Rural Statistical Area ("RSA"). One

of these licenses, the "B Block" license, was generally awarded to the Bell System. The other license in each area, the "A Block"

license, was initially awarded to firms unaffiliated with

exchange carriers.(2)  At divestiture, the wireless operations of the Bell System, consisting of "B Block" licenses, were assigned to and they are now held by the various Regional Companies.

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     A third set of motions were initiated with BellSouth's
request that the Court strike AT&T's motion. Thankfully, no parties felt any compunction to respond. As a result, however, BellSouth did take the opportunity to notify the Court that the its motion to strike should be treated as conceded.

     Finally, BellSouth filed its conditional motion requesting that in the event the Court provided any of the relief requested by AT&T, all decree restrictions be removed from the provision of wireless services.

     (2) Other than the distinction made for the purpose of initially processing applications and awarding the licenses, however, the licenses were and are identical.

     Notwithstanding this initial bifurcation, the FCC announced in 1986 that the Regional Companies would be allowed to purchase interests in "A Block" cellular licenses outside their own

exchange region. Although this Court had previously construed the decree as prohibiting these companies from providing

extraregional exchange services, and consequently from purchasing such interests, United States v. Western Elec. Co., 627 F. Supp.

1090, 1106 (D.D.C. 1986), the Court of Appeals took a contrary view. See United States v. Western Elec. Co., 797 F.2d 1082,

1089-92 (D.C. Cir. 1986). As a result, the various Regional

Companies began aggressively purchasing interests in "A Block"

licenses outside their own exchange regions.

     Meanwhile, McCaw and its affiliates were among a number of firms that originally and subsequently pursued the "A Block"

licenses that had been reserved for non-exchange carriers. Either directly or through partnerships with other entities, McCaw

acquired interests in a number of these licenses -- holding

majority interests in some of the systems and minority interests in others.

     It was probably inevitable, based upon the foregoing, that the various Regional Companies would eventually purchase from

McCaw partners certain ownership interests in "A Block"

franchises, creating de facto partnerships between McCaw and the various Regional Companies.  Indeed, in some instances, the

Regional Companies acquired controlling interests. It is the joint ownership of these cellular properties that creates the issue before the Court because if the AT&T-McCaw merger is

consummated, AT&T will succeed to the ownership interest of McCaw and thus become a partner with the Regional Companies in many cellular properties controlled by the latter.

                                    II

     The Court's threshold inquiry is simply whether the proposed merger would violate the decree. If the answer is no, the paper deluge has been for naught and AT&T would need to seek no further relief from this Court.(3) However, in the Court's view, there can be no serious doubt that the merger would indeed violate the plain and express language of the decree.

     Interpretation and construction of the decree, as always,

requires the application of ordinary principles of contract law.

United States v. Western Elec. Co., 894 F.2d 430, 434 (D.C. Cir.

1990); United States v. Western Elec. Co., supra, 797 F.2d at

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     (3)  The Court notes that the proposed merger is undergoing the antitrust scrutiny of the Department under Hart-Scott-Rodino and the Clayton Acts in the normal course of the Department's antitrust enforcement responsibilities. Notwithstanding the fact that certain filings have strayed into arguing the competitive merits of the AT&T-McCaw merger, see Response of U S West, Inc. to AT&T's Motion for an Expedited Ruling that Section I(D) is Inapplicable to the AT&T-McCaw Merger or for an Expedited Waiver, at 3-5; Opposition of Nynex Corp., Pacific Telesis Group, and Southwestern Bell Corp. to AT&T's Motion for an Expedited Modification of Section I(D~, at 11, that issue is not before this Court. The Court therefore stresses that resolution of the decree issues presented in this Memorandum is in no way intended to express any opinion with respect to the propriety or legality of the proposed merger under the antitrust laws themselves.

1089. It follows, of course, that the meaning of the decree is discerned, in the first instance, from "within its four corners."

United States v. Armour & Co., 402 U.S. 673, 682 (1971). Because

the Court is not here faced with uncertainty surrounding the

"technical meaning" of decree terms, United States v. Western

Elec. Co., supra, 894 F.2d at 434, or with terms undefined within the decree itself, the court need not look beyond the language of the decree.

     Section I(D) of the decree provides that "[a]fter the

reorganization specified in paragraph I(A)(4), AT&T shall not acquire the stock or assets of any BOC." 552 F. Supp. at 227

(emphasis added). Section IV(C) of the decree then defines "BOC"

as "the corporations listed in Appendix A attached to this

Modification of Final Judgment and any entity directly or

indirectly owned or controlled by a BOC or affiliated through substantial common ownership." Id. at 228 (emphasis added.)

Because it is undisputed that Regional Companies, as successors of the BOCs, own controlling interests in several of the cellular properties in which AT&T will acquire ownership interests as a result of the proposed merger, the plain language of Sections

I(D) and IV(C) compels the conclusion that the merger would

violate the prohibitions of Section I(D).(4)

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     (4)  In fact, even AT&T does not dispute that the cellular properties in which Regional Companies own a controlling interest are BOCs. It has long been understood that such properties are BOCs and are subject the restrictions imposed upon the BOCs by

     AT&T nevertheless refuses to concede the implications of

this decree language. Relying on selected quotations from this

Court's prior decisions and the Competitive Impact Statement filed by the Department attending the initial entry of the

decree, AT&T attempts to restrict the scope of the cited decree provisions. Foremost in this attempt, AT&T contends that the decree prohibits only the "reacquisition" of divested assets.

Because the "A Block" licenses were not divested -- only "B

Block" licenses had been owned by the Bell System -- AT&T

contends that the decree is not implicated. Of course, the

answer to this argument is that the language of the decree

prohibits AT&T from "acquir[ing]" stock or assets of BOCs -- not from "reacquiring" such interests.(5)

     AT&T also complains that it has been blindsided by a change-

of-position by the Department with respect to its interpretation of Section I(D). However, AT&T's accusations prove too much.

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the decree. See AT&T's Reply to Oppositions to Its Motion for an
Expedited Ruling that Section I(D) is Inapplicable to the AT&T
McCaw Merger or for an Expedited Waiver, at 2-5.

     (5) Careful consideration of AT&T's position reveals its most basic flaw. If the decree prohibited only the reacquisition of those assets actually divested, Section I(D) would surely be a paper tiger. AT&T's reading is at odds with the incontrovertible proposition that it was foreseen at divestiture that the Regional Companies would acquire new assets in their operations that were subject to the decree's restrictions, and that those assets would in turn be subject to the restrictions and become BOCs under the definition provided in the decree. Under AT&T's interpretation, it presumably could acquire exchange service and exchange access facilities so long as they were constructed by a Regional Company after divestiture.

AT&T relies upon a Department non-enforcement position taken in response to AT&T's proposed purchase of certain CPE maintenance assets from a Regional Company in 1991. It is obvious that the

Department could not have intended its no-action letter to

provide any far-reaching decree interpretation. Moreover, even assuming that this argument had some footing, the Department's interpretation would not bind the Court. Nor would it persuade the Court to ignore the plain language of the decree.

     For these reasons, the Court concludes that AT&T's

acquisition of McCaw's interests in cellular properties

controlled by Regional Companies would violate Section I(D) of the decree.(6)

                                   III

     In light of the foregoing determination, the Court must

proceed to consider the merits of AT&T's motion for a

modification or waiver of the acquisition prohibition contained in Section I(D) of the decree. Before reaching that question,

however, the Court will briefly address two peripheral issues raised by the parties.

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     (6)  Because of the posture in which the instant dispute has come to the Court and the manner in which it has been briefed, an important and potentially equally troublesome issue has not been fully explored by the parties -- whether AT&T's acquisition of interests in cellular properties in which a Regional Company owns a r.on-controlling interest would also represent a violation of the decree. Under the circumstances presented, however, the Court need not reach that issue.

     First, the court rejects the argument made by several

Regional Companies that the court should not consider the AT&T waiver request absent simultaneous consideration of the Regional

Companies' request, currently pending before the Department, for a generic waiver of the decree as it applies to the provision of wireless telephone services.(7) This Court long ago established procedures for seeking waivers of the decree's line of business restrictions. Notwithstanding the Regional Companies'

opportunistic attempts to end-run those procedures and _

resolution of their request to a decision on the instant motions,

the Court will adhere to its prior course. There has been no demonstration of why the Court should deviate from its

established procedures simply because the instant waiver request involves some issues arguably common to the request pending

before the Department. Moreover, the degree to which the two issues may in fact be related has been overstated.(8)

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     (7)  The Regional Companies originally filed their request for a generic wireless waiver with the Department in December 1991 in compliance with the Court's previously issued procedural Orders. See United States v. Western Elec. Co., No. 82-0192 (D.D.C. July 30, 1991); United States v. Western Elec. Co., No. 82-0192 (D-D-C- March 13, 1986); United States v. Western Elec. Co., 592 F. Supp. 846 (D.D.C. 1984). After public comment, the Regional Companies submitted a modified request to the Department in September 1993. That request remains pending before the Department.

     (8) The fact that BellSouth, in the latest round of filings, has requested relief from this Court which exceeds that most recently sought from the Department speaks volumes. In September 1993, when the Bell Companies presented their modified wireless waiver request to the Department, they withdrew their earlier

     Second, the Court rejects the argument of the Regional

Companies that the instant waiver request must be referred to the

Department for review prior to consideration by this Court.(9)

This argument ignores the primary purpose underlying the Court's referral of line of business waivers to the Department in the first instance. The decree specifically provides in Section

VIII(C) the standard for modifications of the line of business restrictions imposed by Section II(D).(10) Consideration of

requests under this standard obviously requires a competitive analysis which the Department is particularly qualified to

perform in the first instance. This and other considerations led the Court to establish the requirement for initial review by the

Department on line of business waiver requests.(11)

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request for the removal of the equal access restrictions of the decree and sought only the removal of interexchange restrictions.
BellSouth now seeks from this court a waiver removing both restrictions.

     (9) "The Court should also reject AT&T's attempt to jump the queue, ahead of the BOCs' generic wireless request." Opposition of Nynex Corporation, Pacific Telesis Group, and Southwestern Bell Corporation to AT&T's Motion for an Expedited Modification of Section I(D), at 13.

     (10) Section VIII(C) requires that a petitioning Regional
Company demonstrate "that there is no substantial possibility that it could use its monopoly power to impede competition in the market it seeks to enter."

     (11) "In order to encourage informal negotiation and resolution, to avoid inundation of the Court with requests, and to make use of the expertise of the Department of Justice, all such requests will be initially referred to the Department of
Justice . . . ." United States v. Western Elec. Co., supra, 592
F. Supp. at 873.

     In contrast, although this is the first time the Court has been presented with a modification request pertaining to Section

I(D), it is clear that waiver requests under that section are made pursuant to Section VII of the decree and are merely

governed by the appropriate common law standard. See United

States v. Western Elec. Co., 969 F.2d 1231, 1235 (D.C. Cir.

1992); Part V infra. Modifications requested under the Court's general retention of jurisdiction in Section VII of the decree may come in any number of forms and deal with varied issues. Any blanket requirement that such requests be automatically referred to the Department in the first instance strikes the Court as unwarranted. For this reason, the Court has never mandated such referral across the board.(12) Of course, the Court would not hesitate to use the referral mechanism where warranted.

                                    IV

     AT&T's effort to persuade the Court that a modification or waiver is justified has been concentrated on its argument that the particular circumstances warrant the grant of a "summary waiver" of Section I(D).(13) AT&T contends that the literal


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     (12) The Court just recently considered without referral a non-Section II(D) waiver requests by a Regional Company. See United States v. Western Elec. Co., No. 82-0192 (D.D.C. Dec. 17,
1993) (denying BellSouth's motion for waiver of Section II(B) non-discrimination provision).

     (13) In fact, AT&T asks the Court to forego even addressing the interpretive issue of whether a waiver is required and simply grant a summary waiver. In support of this argument, AT&T cites a prior Order of this Court. United States v. Western Elec. Co., interpretation of the decree must give way to its primary purpose

- -- the prevention of the Regional Companies' bottleneck exchange monopolies integrating with long distance and manufacturing

capabilities. AT&T insists that the purchase of the "A Block"

interests do not recreate these combinations because the Regional

Companies with which AT&T will become a partner have no monopoly exchange power in the areas in which the cellular properties are

- ---------------------
C.A. No. 82-0192 (D.D.C. Nov. 6, 1987). However, the Court's decision in that instance provides little support for AT&T's request.

     That Order dealt with an interpretive issue stemming from potential bidding on FTS 2000, a telecommunications network dedicated to federal government employees. The specific issue was whether "tandem switching" represented prohibited interexchange traffic routing. For a number of reasons the Court determined it appropriate not to address that question. Chief among these was the extremely close interpretive question presented, the absence of a textual answer in the decree itself, the urgency for a decision, and the lack of a complete factual record before the Court. In contrast, in the instant motion, the plain language of the decree has provided the Court with an unambiguous answer to the interpretive question.

     In the FTS 2000 Memorandum, the Court instead issued a summary waiver of any potential decree violation that allowed the Regional Companies to provide tandem switching services for the limited purpose of permitting Martin Marietta to bid on and participate in the operation of the FTS 2000 system. The Court's stated purpose in granting the waiver was to allow a second bidder, in addition to AT&T, to bid on the FTS 2000 system. The Court noted that absent the waiver, only AT&T would have been capable of delivering the requirements of the FTS network and that any other ruling would have had the effect of eliminating all but one vendor from the bidding process. Finding that such a result would clearly have been contrary to public policy and the policies embodied in the decree, the Court issued the summary waiver. However, the Court "strictly limited" the FTS 2000 Order to the particular factual setting presented by that motion.

located, i.e., the Regional Companies' interests are

extraregional.

     In this regard, AT&T contends that as long as the requested waiver is not in derogation of the primary objective of the

decree, but affects only "minor details," then it should be

summarily granted as long as the requesting party provides a

"reasonable basis" for the request.  In support, AT&T cites Rufo

v. Inmates of Suffolk County Jail, 112 S. Ct. 748, 758 n.6, 760

n.7 (1992).

     The Court disagrees with AT&T's attempt to apply its

expansive reading of Rufo to the circumstances of this case.

Even assuming AT&T were correct in arguing that Section I(D), as applied here, does not go to the "basic purpose" of the decree,

that does not render Section I(D) a "minor detail" which should be summarily waived.(14) It is cannot be reasonably disputed that

Section I(D) embodies one of the primary purposes of the decree.

See also, Part VI infra. Application of the Rufo "reasonable basis" test does not depend on whether the waiver request is insignificant or minor, but instead depends on whether the decree

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     (14) The Supreme Court in Rufo cited "paint color" or
"design of a building's facade" as examples of the type of "minor detail" that would be considered "extraneous" and might justify a waiver on the mere showing of a reasonable basis for the request. Id. at 760 n.7. It is patently obvious, at least to this Court, that this standard is to be applied to only truly minor details of a decree. In fact, it might be more appropriate to say that it should be applied only to "minute" details in light of the Supreme Court's obvious purpose in providing this exception -- to remedy "overly detailed decree[s]." Id. provision to be waived is insignificant or minor. Therefore, that standard cannot govern the Court's determination in this case.

     Throughout its many filings on the instant motions, but

particularly relevant to its attempt to provide a "reasonable basis" for a waiver, AT&T relies heavily upon its argument that if it had first acquired McCaw and its interests in "A Block"

licenses, and a Regional company had subsequently acquired a controlling interest in those "A Block" licenses from an AT&T-

McCaw partner, the decree would not be implicated because it would be the Regional Company making the acquisition, not AT&T.

In other words, AT&T argues that it was merely fortuitous that its acquisition followed the Regional Companies' purchase of interests in the "A Block" licenses and thus fell within the prohibition against certain acquisitions by AT&T. Under such circumstances, AT&T argues that application of the decree is arbitrary and demonstrates that Section I(D) should not apply to the facts in this case.(15)

     It is the obligation of this Court to enforce the decree as it is written. The Supreme Court has held that the mere fact that a decree prohibits an acquisition of A by B, but not an

acquisition of B by A, even though either acquisition would have

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     (15) It has been argued by the Department and certain
Regional Companies that even this sequence of events might violate the decree. As noted below, however, the Court need not address those assertions.

virtually identical results and would implicate the same anti-

competitive evils at the heart of the decree, does not alter the requirement that the decree be enforced as it was written. See

United States v. Armour & Co., supra, 402 U.S. at 681. Absent an appropriate showing that modification is warranted, discussed below, the decree must be applied as it was written -- even where hindsight might indicate that different language might have been preferable to address fully the purposes of the parties to the decree. Id.(16) The request for a summary waiver must therefore be denied.

                                     V

     This brings the Court to the ultimate issue -- whether AT&T has satisfied the appropriate common law standard for decree modification such that the Court should grant a waiver. However,

upon reaching this point, the court finds that the record before it is insufficient to support the requested waiver. Because the

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     (16) "Consent decrees are entered into by parties to a case after careful negotiation has produced agreement on their precise terms. The parties waive their right to litigate the issues involved in the case and thus save themselves the time, expense, and inevitable risk of litigation. . . . Thus the decree itself cannot be said to have a purpose; rather the parties have purposes, generally opposed to each other, and the resultant decree embodies as much of those opposing purposes as the respective parties have the bargaining power and skill to achieve. For these reasons, the scope of a consent decree must be discerned within its four corners, and not by reference to what might satisfy the purposes of one of the parties to it. . . .
[T]he instrument must be construed as it is written, and not as it might have been written . . . ." Id. at 681-82 (emphasis in original).

briefing has been largely devoted to the issues discussed above,

AT&T appears to have made no serious attempt to meet the common law standard for decree modification.(17) For this reason, if for no other, AT&T's request will have to be denied.

     The Court reaches this conclusion even applying the

relatively relaxed and flexible decree modification standard established by the Supreme Court in Rufo v. Inmates of Suffolk

County Jail, 112 S. Ct. 748 (1992). Compare note 19, infra.

Under that standard, a party seeking an opposed modification of a consent decree "bears the burden of establishing that a

significant change in circumstances warrants revision of the decree." Id. at 760. Such a change may be either a "significant change in factual conditions or in law." Id. Modification may also be appropriate when "enforcement of the decree without

modification would be detrimental to the public interest."

Id.(18)

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     (17) Only in its most recent Reply has AT&T begun to address in any detail the factors that must ultimately be considered in determining whether a waiver is justified. This comes almost as an afterthought. Moreover, the other parties, almost all of whom have opposed the AT&T waiver request, including the Department, have had no meaningful opportunity to present their views in response to the somewhat expanded arguments set forth by AT&T in its Reply.

     (18) It must also be noted that "modifications should not be granted where a party relies upon events that actually were anticipated at the time it entered into a decree. If it is clear that a party anticipated changing conditions that would make performance of the decree more onerous but nevertheless agreed to the decree, that party would have to satisfy a heavy burden to convince a court that it agreed to the decree in good faith, made

     It is not without considerable hesitation that the Court

concludes that application of Rufo to the decree in this case is appropriate.  Until now, this Court has assumed that modification of the decree, except where a different standard was specifically set forth in the decree, would require satisfaction of the

standard set forth by the Supreme court in United States v. Swift

& Co., 286 U.S. 106, 119 (1932). There, in a context strikingly similar to that in this case -- an attempt to modify a decade-old antitrust decree -- Justice Cardozo stated that "nothing less than a clear showing of grievous wrong evoked by new and

unforeseen conditions should lead us to change what was decreed after years of litigation with the consent of all concerned." Id.

This Court has not stood alone in its adherence to this standard.

Indeed, the Court of Appeals' most recent excursion into the decree did, in a way, express a continuing reliance upon the

Swift standard. See United States v. Western Elec. Co., supra,

969 F.2d at 1235 n.7 (but referring to Rufo and noting that it suggests a more lenient standard).(19)

     In view of the lack of a definitive ruling by our Court of

Appeals on whether the appropriate standard is that set forth in

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a reasonable effort to comply with the decree, and should be relieved of the undertaking under Rule 60(b)." Id. at 760-61
(citations omitted).

     (19) Of course, if the court is in error in applying Rufo in this instance, the error would have no impact on its decision.
Were the Court to apply the "grievous wrong" standard of Swift, it would certainly have to deny the AT&T request.

Swift or in Rufo, the Court has examined the law in other

Circuits. This review reveals an apparent split of authority on this issue. Following Rufo, it has been argued, not without

considerable force, that the relaxed standard set forth by the

Supreme Court in that case was intended only to apply to

institutional reform litigation such as that at issue in Rufo,

but not to the modification of decrees in general. This argument finds substantial support in the text of the Rufo opinion, which repeatedly reminds its reader that the requested modification is of an institutional reform consent decree. See id. at 759-60.(20)

Seizing upon this distinction, at least one Court of Appeals has rejected the Rufo standard as inapplicable to a consent decree settling a dispute between two commercial litigants and has

retained the Swift standard under such circumstances. See W.L.

Gore & Assoc's. Inc. v. C.R. Bard. Inc., 977 F.2d 558, 562 (Fed.

Cir. 1992).

     The Rufo opinion, however, provides ample fodder for those inclined to read its holding more broadly. It must be remembered that the application for modification in Rufo was made pursuant to Rule 60(b) of the Federal Rules of Civil Procedure. Because

the Court held that a judicial decree is subject to the rules

- ---------------------
     (20) In fact, at one point the Supreme Court actually appears to limit application of the more lenient modification standard: "The standard we set forth applies when a party seeks modification of a term of a consent decree that arguably relates to the vindication of a constitutional right." Id. at 760 n.7.

generally applicable to other judgments and decrees, the Court's opinion may be read to apply in any case in which "it is no longer equitable that the judgment should have prospective

application." Fed. R. Civ. P. 60(b)(5). The Court, without

overruling Swift, took great pains to distinguish it and to point to the Court's later opinions in which it had endorsed a more flexible approach. See e.g., Board of Education v. Dowell, 111 S.

Ct. 630, 636-37 (1991); Railway Employees v. Wriqht, 364 U.S.

642, 650-51 (1961). Swift, the court held, was never intended to take on a "talismanic quality." Rufo, supra, 112 S. Ct. at

758.(21)

     At least two Circuits have now taken the position that

application of the more flexible Rufo standard is not limited to decrees involving institutional reforms. In Matter of Hendrix,

986 F.2d 195, 198 (7th Cir. 1993), Judge Richard A. Posner

indicated that the "flexible standard" adopted in Rufo is equally suitable to equitable cases which do not concern institutional reform, such as the bankruptcy discharge at issue in that case.

Stressing that Rufo was intended to assimilate the standard of

Fed. R. Civ. P. 60(b)(5), Judge Posner wrote that "a court can

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     (21) The Rufo Court makes numerous references to "consent
decrees" without adding qualifications limiting its applicability to institutional reform decrees. See id. at 760 ("a party seeking modification of a consent decree bears the burden of establishing that a significant change in circumstances warrants revision of the decree"; "Modification of a consent decree may be warranted when changed factual conditions make compliance with the decree substantially more onerous.").

modify an injunction that it has entered whenever the principles of equity require it to do so." Id.

     In an even more recent decision, Patterson v. Newspaper &

Mail Deliverers' Union of New York, 13 F.3d 33, 37-38 (2d Cir.

1993), Judge Jon O. Newman agreed that Rufo should not be limited to those cases in which institutional reform is mandated by a decree against a governmental entity. In a passage particularly relevant to the instant motions, Judge Newman wrote that even when a decree is not directed against a governmental entity:


     The "institution" sought to be reformed need not be an instrumentality of government. If a decree seeks pervasive change in long-established practices affecting a large number of people, and the changes are sought to vindicate significant rights of a public nature, it is appropriate to apply a flexible standard in determining when modification or termination should be ordered in light of either changed circumstances or substantial attainment of the decree's objective.

Id. at 38.

     On this basis, the Court concludes with some reluctance

that, notwithstanding the factual similarities between the decree in this case and that in Swift, requests for modifications of the decree governed by a common law standard should be considered in light of the standard set forth in Rufo.  The Court hastens to add that this conclusion should not be viewed as opening a

modification or waiver floodgate.(22) Even applying the equitable

- ------------------
     (22) In this regard, to the extent that BellSouth implies that the Court should entertain requests to lift the line of business restrictions without meeting the specific standard set forth in section VIII(C) of the decree, that argument is discretion to modify the decree provided by Rufo, the Court will remain wary of attempts to alter the agreement reached by the parties, and it will therefore apply its discretion cautiously and sparingly.

                                    VI

     As set forth above, the Court's decision to deny AT&T's

waiver or modification request is based on the failure of AT&T to meet the standard set forth in Rufo.  Among the factors

considered in Rufo is also the public interest.(23) On this

record, the Court is unable to find that AT&T's request would be in the public interest.

     Over ten years after the effective date of the decree, there can no longer be any serious question that the decree, and the competition in telecommunications it ushered in, have been

singularly effective. The parties to the lawsuit drafted the decree, and many, including the Department of Justice and the

Court, expected that the public would benefit from the

competitive environment created in the wake of the destruction of

- --------------------
rejected. See United States v. Western Elec. Co., 900 F.2d 283,
293 (D.C. Cir. 1990) ("the district court enjoys no equitable discretion at all in applying section VIII(C)").

     (23) As indicated supra, the Supreme Court expressly referred in Rufo to a public interest test, noting that modification of a consent decree may be appropriate when its enforcement without modification would be detrimental to the public interest. It is appropriate, therefore, to briefly explore the issue of where the public interest lies and the degree to which the decree as drafted has served that interest.

the Bell System monopoly.  Yet actual experience has greatly surpassed these expectations:  the AT&T divestiture has

benefitted the American consumer, the American telecommunications industry, and the American economy as a whole.

     For example, the divestiture and the resulting

competition(24) have brought about a sharp decline -- by more than one-half -- in long distance rates.(25) The direct impact on virtually every business and residential telephone user is as obvious as the long distance phone bill. Divestiture and

competition have also spawned numerous technical advances in the telecommunications field(26) and have led to widespread

acceptance of numerous services directly useful to

subscribers.(27)

     Moreover, the combination of these advances, spearheaded by the lower long distance rates, has made economically feasible

- --------------------
     (24) E.g., the emergence on a substantial scale of MCI, Sprint, and other long distance carriers, as well as of many smaller carriers and manufacturers.

     (25) Local rates, which are still controlled by the monopoly
Regional Companies, have not similarly declined. Indeed, they have increased. However, the increase has been modest, that is, somewhat less than the rate of inflation.

     (26) These range from fiber optics which now carry the bulk of long distance communications at lower cost and higher quality, to digital switching, computerized network management systems, common channel signalling, video conferencing, new 800 services, virtual data network services, and a host of other innovative technologies.

     (27) Such services include call forwarding, call waiting, caller identification, repeat dial, priority calling, and the like.

such developments as nation-wide networks of automatic teller machines, fax machines, computer modems, brokerage services, and commercial computer information services, among others.

     Notwithstanding the successes that have been achieved under the umbrella of the decree, there are those -- usually the

Regional Companies but this time AT&T itself -- who challenge the continued necessity for enforcement of several of the decree's central provisions.  Section I(D) is such a provision. The

section I(D) prohibition on the acquisition by AT&T of the stock or assets of the Regional Companies was designed to prevent the re-emergence of the telecommunications monopoly that was broken up in 1982. Although the precise competitive impact on the

telecommunications industry of a partial or complete re-creation of the Bell System obviously cannot be forecast with precision,

there is a real danger that at least some of the strides that have been made in the last decade would be nullified or diluted.

     The philosophical merit of issues beyond the decree such as monopoly vs. competition, the public benefit of restrictions on powerful corporate entities vs. the pooling of large capital resources, and the impact of the evolving global

telecommunications market are legitimate subjects of debate.

However, the Court has no place in the general policy aspects of that debate which is most appropriately addressed by the

political branches of our government (and indeed both the

Congress and the Executive Branch are wrestling with these issues now). As far as the Court is concerned, it has in the past and will continue in the future to perform its duty -- to enforce the decree as it is written until such time as a party is able to demonstrate its entitlement to a modification or waiver pursuant to the proper legal standard, or until congress acts to relieve this Court of its jurisdiction over the decree. As of this date,

neither has occurred.

     The request for a waiver or modification in connection with the merger of AT&T with McCaw is denied.(28)



April 5, 1994                      HAROLD H. GREENE
                              United States District Judge





- -----------------------
     (28) However, this ruling does not absolutely foreclose the waiver or modification that AT&T requests. The Court holds only that AT&T must satisfy the legal standard for a decree modification -- a standard it has thus far failed to meet.

                       UNITED STATES DISTRICT COURT
                       FOR THE DISTRICT OF COLUMBIA


UNITED STATES OF AMERICA,     )
                              )
          Plaintiff,          )
                              )         Civic Action No. 82-0192
     v.                       )                   (HHG)
                              )
WESTERN ELECTRIC COMPANY,     )
  INC., et al.,               )

          Defendants.


                                   ORDER

     Upon consideration of the submissions of the parties and the entire record in this case, and for the reasons stated in the

Opinion accompanying this Order, it is this 5th day of April,

1994

     ORDERED that BellSouth's motion for a declaratory ruling

that AT&T's proposed acquisition of McCaw would violate Section

I(D) of the decree be and it hereby is GRANTED IN PART and DENIED

IN PART; and it is further

     ORDERED AND DECLARED that AT&T's acquisition of McCaw's

interests in cellular properties controlled by a BOC would

violate Section I(D) of the decree, and it is further

     ORDERED that AT&T's motion for an expedited ruling that

Section I(D) is inapplicable to the AT&T-McCaw Merger or for an expedited waiver be and it hereby is DENIED WITHOUT PREJUDICE;

and it is further

ORDERED that BellSouth's motion to Strike AT&T's motion for an expedited ruling be and it hereby is DENIED; and it is further

     ORDERED that BellSouth's conditional motion for a waiver of the interexchange restriction in connection with wireless

services be and it hereby is DENIED.


                                        HAROLD H. GREENE
                                   United States District Judge